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                                                                    Exhibit 10.2


                           STOCK OPTION GRANT PROGRAM
                                       FOR
                         NONEMPLOYEE DIRECTORS UNDER THE
               LIGHT SCIENCES ONCOLOGY, INC. 2005 EQUITY INCENTIVE
                                      PLAN

     The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of Light Sciences Oncology, Inc. (the "Company") under the Company's 2005 Equity Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1.   ELIGIBILITY

     Each director of the Company elected or appointed to the Board who is not otherwise an employee of the Company or any Related Company (an "Eligible Director") shall be eligible to receive New Grants and Annual Grants under the Program, as discussed below.

     2.   NEW GRANTS

     Each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 30,000 shares of Common Stock ("New Grant") as of the date of such Eligible Director's initial election or appointment to the Board. New Grants shall be fully vested and exercisable as of the date of such Eligible Director's initial election or appointment to the Board.

     3.   ANNUAL GRANTS

     Beginning with the first annual meeting of shareholders after effectiveness of the Company's initial public offering, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 15,000 shares of Common Stock immediately following each year's annual meeting of shareholders (each, an "Annual Grant"); provided that any Eligible Director who received a New Grant within five months prior to an annual meeting of shareholders shall not receive an Annual Grant until the next year's annual meeting. Annual Grants shall be fully vested and exercisable upon grant.

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     4.   OPTION EXERCISE PRICE

     The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.

     5.   MANNER OF OPTION EXERCISE

     An Option shall be exercised by giving the required notice to the Company or a brokerage firm designated or approved by the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be, to the extent permitted by applicable laws and regulations, in whole or in part (a) in cash or check, (b) in shares of Common Stock owned by the Eligible Director having a fair market value equal to the aggregate Option exercise price, or (c) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     6.   TERM OF OPTIONS

     Each Option shall expire upon the earlier of ten years from the Grant Date or five years after an Eligible Director's Termination of Service.

     In the event of the death of an Eligible Director, the Option may be exercised until the earlier of five years from the date of the Eligible Director's Termination of Service or ten years from the Grant Date by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary(ies) designated pursuant to Section 13 of the Plan, as applicable.

     7.   TRANSFERABILITY

     During an Eligible Director's lifetime, an Option may be exercised only by the Eligible Director or a permitted assignee or transferee of the Eligible Director (as provided below). No Options granted under the Program may be sold, assigned, pledged or transferred by the Eligible Director or made subject to attachment or similar proceedings other than by (a) will or the applicable laws of descent and distribution, (b) gift or other transfer to either (i) a spouse or other immediate family member or (ii) any trust, partnership or other entity in which the Eligible Director or such Eligible Director's spouse or other immediate family member has a substantial beneficial interest; or (c) the designation by an Eligible Director in writing during the


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Eligible Director's lifetime of a beneficiary to receive and exercise Options in the event of the Eligible Director's death (as provided in Section 13 of the Plan); provided, however, that any Option so assigned or transferred shall be subject to the terms and conditions of the Plan and the instrument evidencing the Option. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     8.   AMENDMENT

     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director under an outstanding Option.

     9.   EFFECTIVE DATE

     The Program shall become effective on the date of effectiveness of the initial registration of the Company's Common Stock under Section 12(b) or 12(g) of the Exchange Act.

     Provisions of the Plan (including any amendments) that are not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.


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